   As filed with the Securities and Exchange Commission on December 30, 1997
                                                           Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              __________________

                                   FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              __________________

                            THE LOEWEN GROUP INC.
            (Exact name of registrant as specified in its charter)

                               BRITISH COLUMBIA
        (State or Other Jurisdiction of Incorporation or Organization)

                                  98-0121376
                   (I.R.S. Employer Identification Number)

                              4126 NORLAND AVENUE
                           BURNABY, BRITISH COLUMBIA
                                CANADA  V5G 3S8
                                (604) 299-9321

 (Address, including postal or zip code, and telephone number, including area code, of registrants' principal executive offices)

                                LAWRENCE MILLER
                       LOEWEN GROUP INTERNATIONAL, INC.
                              3190 TREMONT AVENUE
                          TREVOSE, PENNSYLVANIA 19053
                                (215) 364-7770

 (Name, Address, including zip code, and telephone number, including area code, of Agent for Service)

                                with copies to:
                              MICHELLE L. JOHNSON
                     THELEN, MARRIN, JOHNSON & BRIDGES LLP
                      TWO EMBARCADERO CENTER, SUITE 2100
                     SAN FRANCISCO, CALIFORNIA  94111-3995

Approximate date of commencement of proposed sale to the public: FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered solely in connection with dividend or interest reinvestment plans, check the following box.[X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_] ________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_] ________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[_]

                              __________________

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                            Proposed Maximum      Proposed Maximum
     Title of Each Class of Securities      Amount to be     Offering Price           Aggregate          Amount of
             to be Registered              Registered (1)     Per Share (2)      Offering Price (2)   Registration Fee
------------------------------------------------------------------------------------------------------------------------
Common shares without par value (3)...    250,000 shares        $23.375              $5,843,750           $1,723.91
========================================================================================================================

(1) Represents the maximum number of securities issuable under The Loewen Group Inc. 1994 Outside Director Compensation Plan, as amended.
(2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended. The above calculation is based on the average of the reported high and low prices of the Common shares on the New York Stock Exchange on December 22, 1997.
(3) Each Common share includes one Right to be issued under the Registrant's Shareholder Protection Rights Plan Agreement.

                              __________________

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THE COMMON SHARES OFFERED HEREBY HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMMON SHARES OFFERED HEREBY MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF COMMON SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

                SUBJECT TO COMPLETION, DATED DECEMBER 30, 1997
PROSPECTUS

     [logo]                  THE LOEWEN GROUP INC.
                             250,000 Common Shares

     This Prospectus relates to up to 250,000 Common shares without par value (the "Common Shares") of The Loewen Group Inc., a corporation organized under the laws of the Province of British Columbia, Canada ("Loewen" and, together with its subsidiaries and associated entities, the "Company"), which may be offered and sold to Transferees (defined below) of Participants (defined below) in the Company's 1994 Outside Director Compensation Plan, as amended (the "Plan"), whether at the direction of a Participant or upon the exercise of non-qualified stock options ("Options") granted to Participants or Transferees under the Plan. Pursuant to the terms of the Plan, a participant in the Plan ("Participant") may (i) direct Loewen to a issue to a personal holding company of which the Participant holds all of the direct and indirect interests (a "Transferee") Common Shares or Options to purchase Common Shares that are issuable under the Plan to the Participant, or (b) transfer to a Transferee Options that have been granted to the Participant under the Plan. Common Shares issuable to a Transferee pursuant to the Plan are referred to herein as the "Transferee Shares. "

     This Prospectus also relates to offers and resales of Transferee Shares, which may be made from time to time by Transferees on the New York Stock Exchange (or any other national securities exchange or interdealer quotation system on which the Common Shares may then be listed), in privately negotiated transactions (which may include block transactions) or otherwise. In addition, the Transferees may engage in short sales, short sales against the box and other transactions in the Common Shares or derivatives thereof, and may pledge, sell, deliver or otherwise transfer Transferee Shares in connection therewith. This Prospectus may be used by Transferees or by any broker-dealer who may participate in resales of Transferee Shares. Participating broker-dealers may act as agents or principals or both and may receive commissions, discounts or concessions in connection with resales or other transfers of Transferee Shares. See "Plan of Distribution." Loewen has agreed to pay the expenses of registering the Transferee Shares on behalf of the Transferees, other than broker-dealer commissions, discounts or concessions and any legal fees incurred by the Transferees in connection with sales of the Transferee Shares.

     The Common Shares are traded on the New York Stock Exchange under the symbol "LWN." On December 29, 1997, the closing price per Common Share on the New York Stock Exchange was $24.25.

     SEE "RISK FACTORS" BEGINNING ON PAGE 4 HEREOF FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED CAREFULLY BY TRANSFEREES BEFORE EXERCISING OPTIONS OR OTHERWISE ACQUIRING TRANSFEREE SHARES.

                                ______________

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                _______________

     No person is authorized by the Company to give any information or to make any representations other than those contained in this Prospectus. Neither the delivery of this Prospectus nor any sale made hereunder shall create any implication that there has not been a change in the information contained herein since the date hereof.

                                _______________

                The date of this Prospectus is           , 1997

                             AVAILABLE INFORMATION

          Loewen is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by Loewen may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by mail from the Public Reference section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy statements and other information that Loewen files with the Commission electronically are contained in the Internet Web site maintained by the Commission. The Commission's Web site address is http://www.sec.gov. The Common Shares are traded on the New York Stock Exchange (the "NYSE"), The Toronto Stock Exchange (the "TSE") and The Montreal Exchange (the "ME" and, collectively with the NYSE and the TSE, the "Exchanges"). Reports, proxy statements and other information filed by Loewen may be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005, at the offices of the TSE at The Exchange Tower, 2 First Canadian Place, Toronto, Ontario, Canada M5X IJ2 and at the offices of the ME at 800 Victoria Square, Montreal, Quebec, Canada H4Z 1A9.

          Loewen has filed with the Commission a Registration Statement on Form S-3 (together with any amendments, exhibits, annexes and schedules thereto, the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder, with respect to the Transferee Shares. This Prospectus does not include all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in the Prospectus as to the contents of any contract, agreement or other document referred to in the Registration Statement are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

          The following documents heretofore filed by Loewen with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act (File No. 1-12163) are hereby incorporated herein by reference: (a) Loewen's (i) Annual Report on Form 10-K for the year ended December 31, 1996 filed on March 31, 1997 (the "1996 Form 10-K"), (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 (the "September 1997 Form 10-Q"),
and (iii) Current Reports on Form 8-K dated January 7, 1997, January 8, 1997, March 5, 1997, March 24, 1997 May 2, 1997, May 5, 1997, May 21, 1997, June 5,
1997, July 17, 1997, August 11, 1997, September 3, 1997, September 4, 1997,
September 18, 1997, October 2, 1997, November 5, 1997, November 6, 1997, November 14, 1997, November 17, 1997, December 8, 1997 and December 10, 1997; and (b) the description of the Common Shares contained in Loewen's Current Report on Form 8-K dated March 5, 1997, and any amendment or report filed for the purpose of updating such description. All documents filed by Loewen pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Offered Shares shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          LOEWEN WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE FOREGOING DOCUMENTS INCORPORATED BY REFERENCE HEREIN (OTHER THAN EXHIBITS TO ANY SUCH DOCUMENT UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENT). REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO THE CORPORATE SECRETARY OF LOEWEN, 4126 NORLAND AVENUE, BURNABY, BRITISH COLUMBIA, CANADA V5G 3S8; TELEPHONE NUMBER (604) 299-9321.

                             FINANCIAL INFORMATION

          All dollar amounts in financial statements incorporated by reference into this Prospectus are in United States dollars ("U.S.$" or "$") unless otherwise indicated. References to "Cdn.$" are to Canadian dollars.

          The consolidated financial statements of the Company included in Loewen's reports filed pursuant to the Exchange Act are prepared in accordance with accounting principles generally accepted in Canada ("Canadian GAAP"). Differences between Canadian GAAP and accounting principles generally accepted in the United States ("U.S. GAAP"), as applicable to the Company, are explained in Note 21 to the consolidated financial statements included in the 1996 Form 10-K and Note 13 to the interim consolidated financial statements included in the September 1997 Form 10-Q.

          The consolidated financial statements of the Company for the year ended December 31, 1993, and for prior years, were published in Canadian dollars. Effective January 1, 1994, the Company adopted the United States dollar as its reporting currency and, accordingly, has published its consolidated financial statements for the year ended December 31, 1994 and subsequent periods in United States dollars. Financial information relating to periods prior to January 1, 1994 has been translated from Canadian dollars into United States dollars as required by Canadian GAAP at the December 31, 1993 rate of U.S.$1.00=Cdn$1.3217.

                                  THE COMPANY

          The Company operates the second-largest number of funeral homes and cemeteries in North America and the largest number of funeral homes in Canada. In addition to providing services at the time of death, the Company also sells funeral, cemetery and cremation services on a pre-arranged basis ("pre-need"). As at November 1, 1997, the Company operated 1,042 funeral homes and 470 cemeteries throughout North America. This included 900 funeral homes and 464 cemeteries in the United States (including locations in Puerto Rico). As at November 1, 1997, the Company also operated four insurance subsidiaries which sell a variety of life insurance products, primarily to fund funeral services purchased through a pre-need arrangement.

          Loewen was incorporated in 1985 under the laws of British Columbia, Canada. Loewen's principal executive offices are located at 4126 Norland Avenue, Burnaby, British Columbia, Canada, V5G 3S8; telephone (604) 299-9321.

                                 RISK FACTORS

          In addition to the other information in this Prospectus and certain documents incorporated by reference herein, Transferees should consider the following factors prior to exercising Options to purchase Common Shares.

COMPETITION FOR ACQUISITIONS

          The funeral services industry acquisition market is extremely competitive. The Company's competition for acquisitions includes four publicly-traded companies with significant United States operations. Aggressive pricing by the Company's competitors, particularly for strategic operations, may result in increased acquisition costs. The timing and certainty of completion of potential acquisitions are based on many factors, including the availability of financing. There can be no assurance that funds will be available to complete all future acquisitions, and there can be no assurance that the Company will complete any specific number of dollar amount of acquisitions in a particular year.

RISKS OF ACQUISITIONS AND MANAGING GROWTH

          The Company intends to grow primarily through the acquisition of additional funeral homes and cemeteries. Aggressive pricing by the Company's competitors, particularly for strategic operations, may result in increased acquisition costs. There can be no assurance that the Company will be able to identify, negotiate and consummate acquisitions or that acquired businesses can be operated profitably or integrated successfully into the Company's operations without substantial costs, delays or other operational or financial problems. There can be no assurance that the Company's historic or future acquisitions will not have an adverse impact on the Company's business, financial condition or results of operations. In addition, acquisitions involve a number of special risks, including possible adverse effects on the Company's diversion of management's attention, failure to retain key acquired personnel and unanticipated events or liabilities, some or all of which could have a material adverse effect on the Company's business, financial condition and results of operations. Managing the Company's growth is critical to profitability, and will continue to be one of the most important responsibilities and challenges facing the Company.

FLUCTUATIONS IN REVENUE

          The most significant component of increases in revenue is the level of acquisitions, discussed above. Revenue is also affected by the volume of services rendered, and the mix and pricing of services and products sold. Margins are affected by the volume of services rendered, the mix and pricing of services and products sold and related costs. Further, revenue and margins may be affected by fluctuations in the number of deaths, competitive pricing strategies, pre-need sales and other sales programs implemented by the Company.

CERTAIN ANTI-TAKEOVER PROVISIONS AND RISKS

          Certain provisions of the Company's charter documents and the Company's Shareholder Protection Rights Plan Agreement may have the effect of discouraging, delaying or preventing a change of control of the Company or unsolicited acquisition proposals that a shareholder might consider favorable.

          On January 7, 1997, SCI publicly withdrew its hostile takeover proposal. The Company's financial results for 1996 include $18.7 million of finance and other costs related to the hostile takeover proposal.

                   FORWARD-LOOKING AND CAUTIONARY STATEMENTS

FORWARD-LOOKING STATEMENTS

          Management believes that the aggregate purchase price for acquisitions in 1997 will be at least $500 million. The foregoing statement and certain other statements made in this Prospectus, as may be amended and supplemented, other filings made with the Commission, and elsewhere (including oral statements made on behalf of the Company) are forward-looking statements within the meaning of
Section 27A(i) of the Securities Act and Section 21E(i) of the Exchange Act. Shareholders, Transferees and other potential investors are hereby cautioned that certain events or circumstances could cause actual results to differ materially from those estimated, projected or predicted. In addition, forward-looking statements are based on management's knowledge and judgment as of the date that such statements are made. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

CAUTIONARY STATEMENT

          In addition to the risk factors set forth above, the following important factors, among others, could cause acquisition levels and other future results to differ materially from estimates, predictions or projections included in forward-looking statements: (i) the ability of the Company to manage its growth by implementing appropriate management and administrative support structures, (ii) the cost of the Company's financing arrangements (including interest rates on long-term debt), (iii) the number of Common Shares outstanding, (iv) competition, (v) the Company's effective tax rate, (vi) the accounting treatment of acquisitions and the valuation of assets, (vii) the amount and growth rate of the Company's general and administrative costs and
(viii) changes in applicable accounting principles and governmental regulations.

                                USE OF PROCEEDS

          Loewen intends to use the net proceeds from the sale of the Transferee Shares, pursuant to the exercise of Options issued or transferred to Transferees under the Plan, for general corporate purposes.

                      DESCRIPTION OF THE PLAN AND OPTIONS

          The following is a summary of certain provisions of the Plan and certain terms of the Options. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Plan, a copy of which is filed as an exhibit to the Registration Statement. Requests for additional information with respect to the Plan may be directed to the Corporate Secretary of Loewen at 4126 Norland Avenue, Burnaby, British Columbia V5G 3S8, Canada; telephone number (604) 299-9321. Capitalized terms used herein without definition have the meanings given to them in the Plan.

OVERVIEW

          Loewen is authorized to issue 250,000 Common Shares under the Plan. The Plan has three components. Under one component, when a person who is not an employee of the Company initially is elected or appointed to the Board of Directors, he or she will receive a one-time grant of an Option to purchase 2,000 Common Shares (an "Initial Grant"). In addition, when a person who is not an employee of the Company initially is elected or appointed to the board of directors of a Subsidiary of Loewen, he or she may, at the discretion of the Board of Directors, receive a one-time grant of an option to purchase up to 2,000 Common Shares ("Subsidiary Grants").

          Under the second component of the Plan, a Participant may elect to receive all or a part of his or her Annual Fees and/or Meeting Fees in the form of Common Shares and Options, in lieu of cash (an "Election"). An Annual Fees Election may be made with respect to an Annual Service Period, if such Election is made in writing not later than ten Business Days prior to the first day of such Annual Service Period. A Meeting Fees Election may be made with respect to a Quarterly Service Period, if such Election is made between the 40th and 60th day following such Quarterly Service Period. Once properly made, an Election is irrevocable. The number of Common Shares to be issued will be equal to (a) the sum of the Annual Fees and/or Meeting Fees as to which the Election relates divided by (b) the weighted average trading price of the Common Shares on NYSE (with respect to a Election by a Participant resident in the United States) or the TSE (with respect to an Election by a Participant resident in any country other than the United States) for the five trading days immediately preceding the Determination Date. Directors of Subsidiaries are not eligible to participate in this component of the Plan.

          Under the third component of the Plan, each Participant who is a member of the Board of Directors immediately following the preceding Shareholders' Meeting shall receive an annual grant of Options and each Participant who is a member of a Committee of the Board of Directors immediately following the preceding Shareholders' Meeting shall receive an additional grant of Options for such Committee service. The number of Options granted for service on the Board of Directors and/or a Committee shall be determined annually by the Board of Directors. Directors of Subsidiaries are not eligible to participate in this component of the Plan.

TRANSFERABILITY TO TRANSFEREES

          With respect to Common Shares and Options issuable to a Participant under the Plan, subject to applicable securities laws and the rules and regulations of the Exchanges (collectively, "Applicable Restrictions"), the Participant may (a) direct Loewen to issue such Common Shares or Options to a personal holding company of which the Participant holds all of the direct and indirect interests, and/or (b) transfer to a Transferee any Options previously granted to such Participant under the Plan.

DESCRIPTION OF OPTIONS

          Options granted under the Plan vest as determined by the Board of Directors and expire 10 years after their respective dates of grant. The exercise price of an Option will be the greater of (i) the weighted average of the trading prices of the Common Shares on the Determination Date on the Applicable Stock Exchange, and (ii) the weighted average trading price of the Common Shares on the Applicable Stock Exchange for the five trading days on which such shares are traded immediately preceding the Determination Date. For Options held by Participants who are residents of Canada, the Applicable Stock Exchange is the TSE. For Options held by any other Participant, the Applicable Stock Exchange is the NYSE.

EXERCISE OF OPTIONS

          An Option held by a Transferee may be exercised by the Transferee by delivering to Loewen a duly completed notice of exercise together with full payment, by cash or check, for the Common Shares being purchased pursuant to the Option.

AMENDMENT OF THE PLAN
          The Board of Directors may, at any time and for any reason, amend or terminate the Plan, subject to regulatory approval and, where required, approval of the shareholders.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

          The discussion under this heading summarizes the principal United States federal income tax consequences of the receipt of Common Shares by a Transferee either from Loewen or from a Participant, the receipt and exercise of Options by a Transferee, the receipt of dividends on Common Shares by a Transferee, and the sale of Common Shares by a Transferee. The discussion is based on the current provisions of the Internal Revenue Code of 1986, the regulations thereunder, the Convention Between the United States of America and Canada with Respect to Taxes on Income and on Capital, and on counsel's understanding of the current administrative practices of the Internal Revenue Service. The discussion assumes that the Options do not have a readily ascertainable fair market value at the date of grant and that no consideration other than Transferee ownership interests is received by the Participant for the transfer of Common Shares and Options.

          This discussion is general only and is not a substitute for independent advice from the tax advisors of Transferees and Participants. Transferees and Participants should consult with their tax advisors concerning possible exceptions to the general rules described below, the possible application of the dividends received deduction, the applicable capital gains rates, state and local income tax consequences, Canadian income tax consequences, income tax consequences of any other relevant foreign country, and the United States federal income tax treatment of Transferees which are incorporated in or resident in other countries.

TRANSFEREES WHICH ARE CANADIAN CORPORATIONS

     It is anticipated that most Transferees will be Canadian corporations owned directly or indirectly by Participants who are residents of Canada and are not citizens or residents of the United States. Those Transferees should not be subject to United States federal income tax, as explained in the following paragraphs.

     (1)  Receipt of Common Shares and Receipt and Exercise of Options

     Under United States federal income tax principles, the Participant, not the Transferee, recognizes income upon receipt of Common Shares. A U.S. resident or citizen Participant would generally recognize ordinary compensation income with respect to transferred Common Shares, either (i) at the time Common Shares are issued by Loewen to the Transferee; or (ii) a later date depending on whether the Participant makes an election under Section 83(b) of the Internal Revenue Code of 1986 and the possible application of Section 16(b) of the Exchange Act.

     A Transferee will generally not recognize income upon receipt of transferred Options. The exercise of options by a Transferee would normally be a taxable event to a Participant who is a citizen or resident of the United States, but would not be a taxable event to the Transferee. The Transferee would have a tax basis in the Common Shares equal to their fair market value at the time of exercise.

     A Participant who is a Canadian resident and is not a United States citizen or resident, however, would not be subject to U.S. federal income tax upon exercise of transferred Options by the Transferee, except to the extent that the compensation was from U.S. sources. Compensation would be from U.S. sources only if the services for which the compensation was paid were performed in significant part in the United States. Canadian corporate Transferees will not be subject to U.S. federal income tax on compensation earned by the Participant.

     (2)  Receipt of Dividends by a Transferee

     Dividends paid on Common Shares to a Canadian corporate Transferee would not be subject to United States federal income tax, unless the dividends were effectively connected with a permanent establishment of the Transferee situated in the United States. However, under certain circumstances, shareholders of the Transferee who are U.S. residents or citizens could be subject to United States federal income tax on undistributed income of the Transferee.

     (3)  The Sale of Common Shares by a Transferee

     The sale of Common Shares by a Canadian corporate Transferee would not be subject to United federal income tax. However, under certain circumstances, shareholders of the Transferee who are U.S. residents or citizens could be subject to United States federal income tax on undistributed income of the Transferee.

OTHER TRANSFEREES

     Transferees which are United States corporations will generally not be subject to United States federal income tax upon receipt of Options, or upon exercise of Options, but will be subject to tax on dividends and on gains on the sale of Common Shares. Shareholders of Transferees who are United States citizens or residents may also be subject to tax on undistributed income. Transferees which are pass-through entities for United States federal income tax purposes (including general partnerships, limited partnerships, limited liability companies, and S corporations) will generally not be subject to United States federal income tax, but their partners, members, or shareholders may be subject to tax.

                             PLAN OF DISTRIBUTION

          The Transferee Shares are being registered to permit the issuance by Loewen of such shares to the Transferees, whether at the direction of a Participant or pursuant to Options transferred by a Participant to a Transferee, as well as the subsequent offer and resale of Transferee Shares from time to time by the Transferees.

          Transferee Shares may be offered for resale and sold from time to time by Transferees on the Exchanges (or any other national securities exchange or interdealer quotation system on which the Common Shares may then be listed), in privately negotiated transactions (which may include block transactions) or otherwise. In addition, Transferees may engage in short sales, short sales against the box and other transactions in the Common Shares or derivatives thereof, and may pledge, sell, deliver or otherwise transfer Transferee Shares in connection therewith. This Prospectus may be used by Transferees or by any broker-dealer who may participate in sales of Transferee Shares. Participating broker-dealers may act as agents or principals or both and may receive commissions, discounts or concessions in connection with sales or other transfers of Transferee Shares. Loewen has agreed, among other things, to bear all expenses in connection with the Registration Statement and the sale of the Transferee Shares to the Transferees.

          Based on information provided by the Outside Directors, the Company believes that all of the Participants collectively beneficially own less than one percent (1%) of the Common Shares currently outstanding.

          The Common Shares are listed for trading on the New York Stock Exchange, The Toronto Stock Exchange and the Montreal Exchange. The Transferee Shares have been approved for listing on each of the Exchanges.

                                    EXPERTS

          The consolidated financial statements of the Company incorporated by reference in this Prospectus have been audited by KPMG, Chartered Accountants, for the periods indicated in its report thereon, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance on such report given on the authority of KPMG as experts in accounting and auditing.

                                 LEGAL MATTERS

          Certain matters of United States federal income taxation relating to the Transferee Shares have been passed upon for Loewen by Thelen, Marrin, Johnson & Bridges LLP, San Francisco, California.

================================================================================

          No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer and sale of securities made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by the Company, any Participant or any Transferee. This Prospectus does not constitute an offer of any securities other than those to which it relates or an offer or a solicitation in any jurisdiction to any person to whom it is not lawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus, nor any distribution of securities made hereunder shall, under any circumstances, create any implication that there has not been a change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.

                               _________________

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Available Information......................................................   2
Incorporation of Certain Information by Reference..........................   2
Financial Information......................................................   3
The Company................................................................   3
Risk Factors...............................................................   4
Forward Looking and Cautionary Statements..................................   5
Use of Proceeds............................................................   5
Description of the Plan and Options........................................   5
United States Federal Income Tax Consequences..............................   7
Plan of Distribution.......................................................   8
Experts....................................................................   8
Legal Matters..............................................................   9

                             THE LOEWEN GROUP INC.





                                    [LOGO]





                             --------------------

                                  PROSPECTUS

                             --------------------



                                    250,000
                                 COMMON SHARES





                                    , 1997

================================================================================

                                    PART II

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          The following table sets forth the various expenses in connection with the issuance of the Transferee Shares. All of the amounts shown are estimates, except the Commission registration fee. Such expenses will be borne by the
Company:

                                                               Amount
                                                               ------
     Registration fee......................................  1,723.91
     Legal fees and expenses...............................  5,000.00
     Printing fees.........................................  1,000.00
     Miscellaneous.........................................  2,276.09
                                                            ---------
                    Total.................................. 10,000.00

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 152 of the Company Act of British Columbia provides in part that:

          A company may, with the approval of the court, indemnify a director or former director of the company or a director of a corporation of which it is or was a shareholder, and his heirs and personal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director, including an action brought by the company or corporation, if

          (a) he acted honestly and in good faith with a view to the best interests of the corporation of which his is or was a director; and

          (b) in the case of a criminal or administrative action or proceeding, he had reasonable grounds for believing that his conduct was lawful.

          Part 19 of Loewen's Articles provides that Loewen shall indemnify its directors generally in accordance with the provisions of Section 152 and that Loewen shall indemnify its Secretary and any Assistant Secretary against all costs, charges and expenses incurred that have arisen as a result of serving Loewen in such capacity. The Articles further provide that Loewen may indemnify any of its officers, employees or agents against all costs, charges and expenses incurred as a result of acting as an officer, employee and agent of Loewen.

          Pursuant to indemnification agreements, Loewen has agreed to indemnify its directors and certain officers against all costs, charges and expenses incurred by reason of being a director or officer of Loewen. Loewen's duty to indemnify is subject to court approval and conditioned upon the individual acting honestly and in good faith with a view to the best interests of Loewen.

ITEM 16.  EXHIBITS

       Exhibit
       Number  Description
       ------  -----------
          4     INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS

        4.1 Certificate of Incorporation of The Loewen Group Inc. issued by the British Columbia Registrar of Companies (the "Registrar") on October 30, 1985(1)

        4.2 Altered Memorandum of the Registrant, filed with the Registrar on June 21, 1996(2)

        4.3 Articles of the Registrant, restated, filed with the Registrar on March 1, 1988, as amended on March 30, 1988, April 21, 1988, May 19, 1989, May 28, 1992, May 20, 1993, June 29, 1994,
                December 21, 1995 and February 7, 1996(3)

        4.4 Shareholder Protection Rights Plan, dated as of April 20, 1990, as amended on May 24, 1990 and April 7, 1994 and reconfirmed on May 17, 1995(1)

        4.5 The Loewen Group Inc. 1994 Outside Director Compensation Plan, as amended

          5     OPINION RE LEGALITY

          8     OPINION RE TAX MATTERS

         23     CONSENTS

       23.1     Consent of Thelen, Marrin, Johnson & Bridges LLP (included in
                Exhibit 8)

       23.2     Consent of KPMG

       23.3     Consent of KPMG Peat Marwick

         24 POWER OF ATTORNEY (included on the signature pages to this Registration Statement)

_____________
       (1) Incorporated by reference from Loewen's Annual Report on Form 10-K for the year ended December 31, 1994, filed on March 31, 1995 (File No. 0-18429).
       (2) Incorporated by reference from Loewen's Quarterly Report on Form 10-Q for the Quarter ended June 30, 1996, filed on August 15, 1996 (File No. 0-18429).
       (3) Incorporated by reference from Loewen's Annual Report on Form 10-K for the year ended December 31, 1995, filed on March 26, 1996 (File No. 0-18429).

EXHIBIT 17.  UNDERTAKINGS

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by such paragraphs is contained in one or more periodic reports filed with or furnished to the Commission by Loewen pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange

Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burnaby, Province of British Columbia, Canada, on this 22nd day of December, 1997.

                                        THE LOEWEN GROUP INC.



                                        By: /s/ Raymond L. Loewen
                                            --------------------------
                                            Raymond L. Loewen
                                            Chairman of the Board and Chief
                                              Executive Officer


                               POWER OF ATTORNEY

          Each person whose signature appears below hereby appoints Raymond L. Loewen and Paul Wagler, and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such changes in this Registration Statement as the aforesaid attorney-in-fact deems appropriate.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


Dated: December 22, 1997           /s/ Raymond L. Loewen
                                   -----------------------------------------
                                   Raymond L. Loewen
                                   Chairman of the Board, Chief Executive
                                   Officer and Director
                                   (Principal Executive Officer)

Dated: December 22, 1997           /s/ Paul Wagler
                                   ---------------------------------------------
                                   Paul Wagler
                                   Senior Vice-President, Finance and Chief
                                   Financial Officer
                                   and Director
                                   (Principal Financial Officer)


Dated: December 22, 1997           /s/ Wm. Grant Ballantyne
                                   ---------------------------------------------
                                   Wm. Grant Ballantyne
                                   Senior Vice-President, Financial Control and
                                   Administration
                                   (Principal Accounting Officer)


Dated: December 22, 1997           /s/ Kenneth S. Bagnell
                                   ---------------------------------------------
                                   Kenneth S. Bagnell
                                   Director


Dated: December 22, 1997           /s/ The Honorable J. Carter Beese, Jr.
                                   ---------------------------------------------
                                   The Honorable J. Carter Beese, Jr.
                                   Director


Dated:
                                   _____________________________________________
                                   Earl A. Grollman
                                   Director


Dated: December 22, 1997           /s/ Timothy R. Hogenkamp
                                   ---------------------------------------------
                                   Timothy R. Hogenkamp
                                   Director


Dated: December 22, 1997           /s/ Peter S. Hyndman
                                   ---------------------------------------------
                                   Peter S. Hyndman
                                   Director

Dated: December 22, 1997      /s/ Albert S. Lineberry, Sr.
                              --------------------------------------------------
                              Albert S. Lineberry, Sr.
                              Director


Dated: December 22, 1997      /s/ Charles B. Loewen
                              --------------------------------------------------
                              Charles B. Loewen
                              Director


Dated: December 22, 1997      /s/ Robert B. Lundgren
                              --------------------------------------------------
                              Robert B. Lundgren
                              Director


Dated: December 22, 1997      /s/ James D. McLennan
                              --------------------------------------------------

                              James D. McLennan
                              Director


Dated: December 22, 1997      /s/ Lawrence Miller
                              --------------------------------------------------
                              Lawrence Miller
                              Director


Dated: December 22, 1997      /s/ Ernest G. Penner
                              --------------------------------------------------
                              Ernest G. Penner
                              Director


Dated: December 22, 1997      /s/ Kenneth T. Stevenson
                              --------------------------------------------------
                              Kenneth T. Stevenson
                              Director


Dated: December 22, 1997      /s/ The Right Honourable John N. Turner, P.C.,
Q.C.                              C.C.,
                              --------------------------------------------------
                              The Right Honourable John N. Turner, P.C., C.C.,
                              Q.C. Director

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

          The undersigned is the Registrant's authorized representative in the United States.



Dated: December 22, 1997           /s/ Lawrence Miller
                              --------------------------------------------------
                                   Lawrence Miller

                                 EXHIBIT INDEX

       Exhibit
       Number  Description
       ------  -----------
         4    INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS

       4.1 Certificate of Incorporation of The Loewen Group Inc. issued by the British Columbia Registrar of Companies (the "Registrar") on October 30, 1985(1)

       4.2 Altered Memorandum of the Registrant, filed with the Registrar on June 21, 1996(2)

       4.3 Articles of the Registrant, restated, filed with the Registrar on March 1, 1988, as amended on March 30, 1988, April 21, 1988,
              May 19, 1989, May 28, 1992, May 20, 1993, June 29, 1994,
              December 21, 1995 and February 7, 1996(3)

       4.4 Shareholder Protection Rights Plan, dated as of April 20, 1990, as amended on May 24, 1990 and April 7, 1994 and reconfirmed on May 17, 1995(1)

       4.5 The Loewen Group Inc. 1994 Outside Director Compensation Plan, as amended

         5    OPINION RE LEGALITY

         8    OPINION RE TAX MATTERS

        23    CONSENTS

      23.1    Concent of Thelen, Marrin, Johnson & Bridges LLP (included in
              Exhibit 8)

      23.2    Consent of KPMG

      23.3    Consent of KPMG Peat Marwick

        24 POWER OF ATTORNEY (included on the signature pages to this Registration Statement)

      ____________
      (1) Incorporated by reference from Loewen's Annual Report on Form 10-K for the year ended December 31, 1994, filed on March 31, 1995 (File No. 0-18429).
      (2) Incorporated by reference from Loewen's Quarterly Report on Form 10-Q for the Quarter ended June 30, 1996, filed on August 15, 1996 (File No. 0-18429).
      (3) Incorporated by reference from Loewen's Annual Report on Form 10-K for the year ended December 31, 1995, filed on March 26, 1996 (File No. 0-18429).